UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 9, 2014

Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34906 (Commission File Number)	14-1972231 (IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32,217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (904) 737-0811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listed Rule or Standard; Transfer of Listing

The disclosure appearing under Item 8.01, including the press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated into this Item 3.01 by reference.

Item 8.01    Other Events
On June 27, 2014, Body Central Corp. entered into private placement agreement of $18.0 million in principal amount of its 7.5% subordinated convertible secured convertible notes (the “Notes”). Under the NASDAQ Marketplace Rules, the Company was required to obtain stockholder approval for the issuance of the notes prior to closing. However, in order to preserve the financial viability of the Company, it was necessary to consummate the transaction before stockholder approval could be obtained. As such, the Company elected to voluntarily delist from the NASDAQ Stock Market.

The Company notified the NASDAQ Stock Market ("NASDAQ") in writing on June 30, 2014 and filed Form 25 on July 9, 2014. Although Rule 12d2-2(c) provides that the Company notify the NASDAQ Stock Market (“NASDAQ”) in writing at least 10 days before it files this Form 25, the Company provided 9 days written notice to NASDAQ of its determination to voluntarily delist from NASDAQ, and NASDAQ removed the Company's Common Stock from listing commencing prior to the opening of trading on July 9, 2014.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1                               Press release of Body Central Corp. dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

	By:	/s/ Timothy J. Benson
July 15, 2014		Timothy J. Benson
Senior Vice President, Finance and Secretary